                                                                     EXHIBIT 4.1


                             FIRST AMENDMENT TO THE

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of April 4, 2001 (this "Amendment") relates to that certain
                                            ---------
Amended and Restated Note Purchase Agreement dated as of October 29, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement") and is entered into between TeleCorp
              -----------------------
Wireless, Inc. (f/k/a TeleCorp PCS, Inc.) (the "Company") and Lucent
                                                -------
Technologies Inc. ("Lucent").  Capitalized terms used and not otherwise defined
                    ------
herein shall have the meanings assigned to them in the Note Purchase Agreement.

                              W I T N E S S E T H

          WHEREAS, the Company and Lucent have entered into the Note Purchase Agreement;

          WHEREAS, the Company has requested that Lucent amend the Note Purchase Agreement pursuant to a request dated April 3, 2001;

          WHEREAS, Lucent is willing to enter into such amendments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the above premises, the Company and Lucent agree as follows:

  1.  Amendments to the Note Purchase Agreement.  Upon the "Effective Date" (as
      -----------------------------------------
defined in Section 3 below), the Note Purchase Agreement is hereby amended as
           ---------
follows:

      a.  Amendment to Section 6.8(a) of the Disclosure Schedule.
          ------------------------------------------------------

          Section 6.8(a) of the Disclosure Schedule (referred to in Section 6.8(a)) is hereby deleted and substituted therefor is the following:

          "The authorized Capital Stock of the Company consists of 3,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are outstanding. All outstanding shares of Common Stock of the Company are held by TeleCorp PCS, Inc."

      b.  Amendment to Section 6.21(e).
          ----------------------------

          Subsection (e) of Section 6.21(e) is hereby amended by deleting the first sentence thereof in its entirety.

      c.  Amendment to Section 10.4. Section 10.4 of the Note Purchase
          -------------------------
  Agreement is hereby amended by deleting the amount "$198,000,000" from each place where it appears and substituting therefor the amount "$368,141,400".

      d.  Amendments to Section 11.4.
          --------------------------

          Section 11.4 is hereby deleted in its entirety and substituted therefor is the following:

          "Unless (a) no Event of Default or Potential Event of Default shall exist which is continuing and (b) the Company shall have paid, in cash, all interest on the Notes on each of the prior three Payment Dates, the Company shall not declare or make any Restricted Payment; provided that the restriction set forth in clause (b) shall not apply
          --------
          to Restricted Payments made by the Company to TeleCorp PCS, Inc. in respect of (i) the repurchase or redemption of any Capital Stock of TeleCorp PCS, Inc. held by any member of management of TeleCorp PCS, Inc. or any Subsidiary thereof pursuant to a management subscription agreement, stock option agreement, restricted stock option agreement, put agreement or other similar agreement in an amount not to exceed $10,000,000 in any twelve-month period (it being understood that any portion which is not used in any twelve-month period may be carried forward to one or more future twelve-month periods so long as the aggregate of all unused amounts that may be carried forward to any twelve-month period shall not exceed $20,000,000) and (ii) any purpose of TeleCorp PCS, Inc. in an amount not to exceed $10,000,000 in any fiscal year).

          To the extent that proceeds of the sale of TeleCorp PCS, Inc.'s Parent Notes are contributed by TeleCorp PCS, Inc. as a capital contribution to the Company, the Company may make Restricted Payments to TeleCorp PCS, Inc. or any of its subsidiaries (as directed by TeleCorp PCS, Inc.) in cash, and without restriction, in an amount equal to such equity proceeds, such amount not to exceed the amount of Excess Cash Flow (as defined in the Credit Agreement) generated after the date such equity investment first occurs or, if greater, an amount not in excess of Excess Cash Flow (as defined in the Credit Agreement) for the fiscal year most recently ended."

      e.  Amendments to Section 15.
          ------------------------

          i. The definition of "Company" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Company:  TeleCorp Wireless, Inc."
           -------

          ii. The definition of "Credit Agreement" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Credit Agreement:  Amended and Restated Credit Agreement dated
           ----------------
          as of October 2, 2000 among the Company, the Lenders, the Administrative Agent, TD Securities (USA) Inc. as Syndication Agent and Bankers Trust Company, as Documentation Agent."

          iii. The definition of "Management Agreement" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Management Agreement:  the Management Agreement between TeleCorp
           --------------------
          PCS, Inc. and TeleCorp Management Corp. dated as of July 17, 1998 as amended by Amendment No. 1 thereto dated as of May 25, 1999, as the same may be amended from time to time."

          iv. The definition of "POPs" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "POPs:  as of any date, with respect to any BTA or MTA, the
           ----
          population of such BTA or MTA as such number is published in the then most recently issued retail marketing reports by Kagan Guide."

          v. The definition of "Series A Note Commitment" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Series A Note Commitment:  your commitment to purchase
           ------------------------
          $40,000,000 in aggregate principal amount of Series A Notes that have previously been issued, and to purchase additional Series A Notes in an aggregate principal amount equal to $37,500,000 pursuant to Section 1 and Section 28 which amount shall be decreased on a dollar for dollar basis to the extent the Company receives Net Securities Proceeds from Equity Issuances in an aggregate principal amount which exceeds $368,141,400."

          vi. The definition of "Series A Note Commitment Termination Date" in
      Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Series A Note Commitment Termination Date:  The earlier to occur
           -----------------------------------------
          of (a) October 31, 2001 or (b) such earlier date on which the Series A Note Commitment shall terminate pursuant to the terms of the Agreement."

          vii. The definition of "Series B Availability Period" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Series B Availability Period:  the period commencing on October
           ----------------------------
          29, 1999 and continuing to but excluding October 31, 2002."

          viii. The definition of "Series B Note Commitment" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Series B Note Commitment:  your commitment to purchase Series B
           ------------------------
          Notes in an aggregate principal amount equal to $37,500,000."

          ix. The definition of "Series B Note Commitment Termination Date" in
      Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Series B Note Commitment Termination Date:  October 31, 2002 or
           -----------------------------------------
          such earlier date on which the Series B Note Commitment shall terminate pursuant to the terms of this Agreement."

          x. The definition of "Stockholders' Agreement" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "Stockholders' Agreement:  the Stockholders' Agreement dated as
           -----------------------
          of November 13, 2000, among AT&T PCS, TWR, the Cash Equity Investors, the Management Stockholders and TeleCorp PCS, Inc., as such agreement may be amended from time to time in accordance with the provisions of such agreement, so long as the terms of any such amendment are no less favorable to the holders of the Notes than the terms of the Stockholders' Agreement in effect on the date of the Indenture."

          xi. The definition of "TeleCorp Holdings" in Section 15 is hereby deleted in its entirety and substituted therefor is the following:

          "TeleCorp Holdings:  TeleCorp Holding Corp., LLC, a Delaware
           -----------------
          limited liability company."

          xii. The following definition of "Parent Notes" in Section 15 is hereby added:

          "Parent Notes: TeleCorp PCS, Inc. Senior Subordinated Discount
           ------------
          Notes due 2011."

      f.  Amendment to Section 28.
          -----------------------

          i. Section 28 is hereby amended by inserting in the first paragraph thereof, immediately after the phrase "provided that" and before the
                                             --------
      number "(i)", the following clause:

          "after the Series A Note Commitment Termination Date all of the Notes purchased by you shall have the same terms as the Series B Notes; and provided further that"
          -------- -------

          ii. Section 28 is hereby amended by deleting therefrom the paragraph that reads "Your exclusivity rights under the Procurement Contract with respect to the Expansion Area shall not terminate if any of these conditions are not satisfied and as a result you do not purchase any Expansion Notes. The Company's and your obligations under this section 28 shall expire June 30, 2001" in its entirety and substituting therefor the following:

               "Your exclusivity rights under the Procurement Contract with respect to the Expansion Area shall not terminate if any of these conditions are not satisfied and as a result you do not purchase any Expansion Notes. The Company's and your obligations under this section 28 shall expire October 31, 2001 (with respect to the Series A Notes) and October 31, 2002 (with respect to the Series B Notes); provided that the Company may at any time terminate the Commitments in whole but not in part; provided further that if TeleCorp PCS, Inc. shall issue Parent Notes to Lucent and the aggregate amount of gross proceeds received by TeleCorp PCS, Inc. from the issuance of Parent Notes shall exceed $350,000,000, then the aggregate amount of the Commitments will be automatically reduced by the amount of such excess proceeds (such reduction to apply equally to the then outstanding Series A Note Commitment, if any, and the Series B Note Commitment; if the Series A Note Commitment shall have expired without having been fully drawn, then the Series B Note Commitment will be reduced by an amount equal to the excess of (i) the aggregate amount of gross proceeds received by TeleCorp PCS, Inc. from the issuance of Parent Notes over (ii) the sum of $350,000,000 plus the amount of the Series A Note Commitment that expired without having been drawn); and provided further that Lucent may elect, in respect of any request by the Company that Lucent purchase Expansion Notes, to instead purchase Parent Notes from TeleCorp PCS, Inc. in an amount that yields the same amount of gross proceeds to TeleCorp PCS, Inc. as the Company would have received from the issuance of the requested Expansion Notes."

               iii. Section 28 of Note Purchase Agreement is hereby amended by deleting the following provision:


               "(i) modify the threshold amount of Net Securities Proceeds under section 10.4 to an amount not to exceed the product of (X) $198,000,000 multiplied by (Y) a fraction the numerator of which is the sum of (A) 16,800,000 plus (B) the number of POPs in Expansion Areas for which Expansion Notes have been or concurrent therewith are being issued and the denominator of which is 16,800,000; and


               (ii)"

        2.  Representations and Warranties.  The Company hereby represents and
            ------------------------------
warrants to Lucent that, as of the Effective Date and after giving effect to this Amendment:

            a. All the representations and warranties of the Company contained in this Amendment and the Note Purchase Agreement that are not qualified by Material Adverse Effect are true and correct in all material respects on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date, and other than the representation and warranty set forth in the first sentence of Section 6.8(a), which is true and correct as of the date of this Amendment), and all the representations and warranties of the Company contained in this Amendment and the Note Purchase Agreement that are qualified by Material Adverse Effect are true and correct on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct as of that date); and

            b. No Event of Default or Potential Event of Default has occurred and is continuing or will result after giving effect to this Amendment.

        3.  Effective Date.  This Amendment shall become effective as of the
            --------------
date first written above (the "Effective Date") upon the satisfaction of each of
                               --------------
the following conditions:

            a. The Company shall have received each of the following documents, in each case in form and substance satisfactory to the Company, prior to 5:00 p.m. (New York time) on April 6, 2001:

               i.  counterparts hereof executed by Lucent; and

               ii. such additional documentation as the Company may reasonably request.

            b. Lucent shall have received each of the following documents, in each case in form and substance satisfactory to Lucent, prior to 5:00 p.m. (New York time) on April 6, 2001;

               i.  counterparts hereof executed by the Company;

               ii. a certificate of the Secretary or Assistant Secretary of the
            Company dated the Effective Date certifying (A) that the bylaws of the Company have not been amended or otherwise modified since the date of the most recent certification thereof by the Secretary or Assistant Secretary of the Company delivered to Lucent and remain in full force and effect as of the Effective Date, (B) that the charter of the Company has not been amended or otherwise modified since the date of the most recent certification thereof by the Secretary of State of the Company's jurisdiction of incorporation delivered to Lucent and remain in full force and effect as of the Effective Date and (C) that the execution, delivery and performance of this Amendment have been duly authorized by all necessary or proper corporate and shareholder action;

               iii. an opinion from counsel to the Company stating that the
            Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

               iv. such additional documentation as Lucent may reasonably request.

            c. There shall be no suit, action, investigation, inquiry or other proceeding by or before any Governmental Authority or any other Person or any other legal or administrative proceeding, pending or, to the Company's knowledge, threatened, which questions the validity or legality of this Amendment or performance by the Company of its obligations under the Note Purchase Agreement and seeks damages or injunctive or other equitable relief in connection therewith;

            d. All the representations and warranties of the Company contained in this Amendment and the Note Purchase Agreement that are not qualified by Material Adverse Effect shall be true and correct in all material respects on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date), and all the representations and warranties of the Company contained in this Amendment and the Note Purchase Agreement that are qualified by Material Adverse Effect shall be true and correct on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct as of that date);

            e. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to Lucent and Lucent shall have received any other documents, instruments and legal opinions in respect of any aspect or consequence of this Amendment as it may reasonably request; and

            f. No Event of Default or Potential Event of Default shall have occurred and be continuing or will result after giving effect to this Amendment.

        4.  Reference to and Effect on the Note Purchase Agreement.
            ------------------------------------------------------

            a. Upon the Effective Date, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import shall mean and be a reference to the Note Purchase Agreement as amended and supplemented hereby.

            b. Except to the extent specifically set forth herein, the provisions of the Note Purchase Agreement shall not be amended, modified, waived, impaired or otherwise affected hereby, and such Note Purchase Agreement and the obligations thereunder are hereby confirmed as being in full force and effect.

            c. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any other term or condition of the Note Purchase Agreement, (ii) prejudice any right or rights which Lucent or any Holder may now have or may have in the future under or in connection with the Note Purchase Agreement, (iii) require Lucent or any Holder to agree to a similar transaction on a future occasion or (iv) create any right herein to another Person or other beneficiary or otherwise, except to the extent specifically provided herein.

        5.  Headings.  The headings herein are for convenience of reference
            --------
only and shall not alter or otherwise affect the meaning hereof.

        6.  Section Titles.  The Section titles in this Amendment are and
            --------------
shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        7.  Counterparts.  This Amendment may be executed by one or more of
            ------------
the parties to this Amendment on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and Lucent.

        8.  GOVERNING LAW.  THIS AMENDMENT, AND ALL MATTERS OF CONSTRUCTION,
            -------------
VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

        9.  No Strict Construction.  The parties hereto have participated
            ----------------------
jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

          IN WITNESS WHEREOF, the Company and Lucent have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         TELECORP WIRELESS, INC.



                                         By:  /s/ Thomas H. Sullivan
                                             -------------------------
                                              Name:  Thomas H. Sullivan
                                              Title: President


                                         LUCENT TECHNOLOGIES INC.



                                         By:  /s/ Robert Grant
                                             -------------------------
                                              Name:  Robert Grant
                                              Title: Director




                                Signature Page